AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2009

REGISTRATION NO. 333-131468

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO FORM S-1

ON

FORM S-3/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRI-S SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	7381	30-0016962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Royal Centre One

11675 Great Oaks Way

Suite 120

Alpharetta, GA 30022

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald G. Farrell

Chief Executive Officer

Royal Centre One

11675 Great Oaks Way

Suite 120

Alpharetta, GA 30022

(678) 808-1540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lori A. Gelchion, Esq.

Rogers & Hardin LLP

2700 International Tower,

229 Peachtree Street, NE

Atlanta, Georgia 30303

(404) 420-4646

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or investment reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or investment reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ ____________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ _______________________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   ☐         Accelerated filer   ☐         Non-accelerated filer   ☐         Smaller reporting company   ☒

DEREGISTRATION OF SECURITIES

Tri-S Security Corporation, a Georgia corporation (the “Company”), is filing this Post-Effective Amendment No. 2 on Form S-3 (No. 333-131468) (as amended, the “Registration Statement”) in order to deregister the shares of the Company’s common stock (the “Common Stock”) that were registered under the Registration Statement but that have not been sold under the Registration Statement.

The Company believes that of the 2,930,184 shares of Common Stock registered under the Registration Statement, 2,857,267 shares of Common Stock were not sold under the Registration Statement and, accordingly, are being deregistered.

The Company’s contractual obligation to maintain the effectiveness of the Registration Statement pertaining to the shares of Common Stock offered for sale by the selling shareholders expired in 2006, and the Company no longer desires to maintain the Registration Statement. Therefore, the Company is filing this Post-Effective Amendment to deregister and remove from registration all of the shares of Common Stock registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing this amendment on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on March 30, 2009.

TRI-S SECURITY CORPORATION

/s/ Ronald G. Farrell
Ronald G. Farrell Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Ronald G. Farrell	Chief Executive Officer (Principal Executive Officer)	March 30, 2009
Ronald G. Farrell

Nicolas V. Chater	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 30, 2009
Nicolas v. Chater

*	Director	March 30, 2009
James M. Logsdon

*	Director	March 30, 2009
Lee K. Toole

*	Director	March 30, 2009
James A. Verbrugge

*By:	/s/ Ronald G. Farrell
Ronald G. Farrell